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                                                                     Exhibit 3.1

                           MUTUAL RISK MANAGEMENT LTD.

                           Certificate of Designations
                                       of
                       Series A Preferred Shares due 2006

          Mutual Risk Management Ltd., a company organized under the laws of Bermuda (the "Company"), certifies that pursuant to the authority contained in
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its Memorandum of Association and its Bye-Laws, and in accordance with Bermuda law, the Board of Directors of the Company at meetings duly called and held on April 26, 2001, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by the Company's Memorandum of Association and Bye-Laws, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred shares having the following designation, voting rights, preferences, qualifications, privileges, limitations, options, conversion rights, redemption features, restrictions and other special or relative rights:

          1.   Number and Description. (a) (i) The Company shall have a class of
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preferred shares, which shall be designated as its Series A Preferred Shares due
2006 (the "Series A Preferred Shares"), par value U.S.$.01 per share, with
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21,000,000 shares initially authorized and such number of additional shares as are authorized from time to time by resolution of the Board of Directors of the Company and as set forth in the Bye-Laws of the Company.

          (ii) All Series A Preferred Shares redeemed, purchased, exchanged, converted or otherwise acquired by the Company shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued preferred shares of the Company, without designation as to series, and may thereafter be reissued.

          (b) All Series A Preferred Shares shall be denominated in United States currency, and all payments and distribution thereon or with respect thereof shall be made in United States currency. All references herein to "$" or "dollars" refer to United States currency.

          2.   Issuance. The Company may issue Series A Preferred Shares from
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time to time as may be determined by the Board of Directors (or any committee thereof) of the Company; provided, however, that Series A Preferred Shares may
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only be issued as part of a

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unit consisting of Series A Preferred Shares and 9 3/8% Convertible Exchangeable
Debentures due 2006 of the Company (the "Convertible Exchangeable Debentures").
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          3.   Registered Form; Liquidation Preference. Certificates of Series A
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Preferred Shares shall be issuable only in registered form and only with a liquidation preference of U.S. $.01 per share.

          4.   Dividend Provisions. The Company is not required to pay any
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dividends on the Series A Preferred Shares.

          5.   Voting Rights. (a) Subject to Sections 5(b), 5(c) and 6 below, at
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all meetings of the shareholders of the Company and in the case of any actions of shareholders in lieu of a meeting, each holder of Series A Preferred Shares shall have that number of votes on all matters submitted to the shareholders that is equal to the number of whole shares of the Company's common shares (the "Common Shares") into which such holder's Convertible Exchangeable Debentures to
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which the Series A Preferred Shares is attached are then convertible, as provided in Section 4 of the Debentures, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected. The holders of the Series A Preferred Shares shall be entitled to notice of any shareholders' meeting in accordance with the Bye-Laws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights shall be rounded to the nearest whole number (with one-half being rounded upward). Except as may be otherwise provided in this Certificate of Designations or by agreement, the holders of the Common Shares and the holders of the Series A Preferred Shares shall vote together as a single class on all actions to be taken by the shareholders of the Company.

          (b) Until such time as the Form A approvals relating to the Transactions shall have been received by the Company, the total voting rights of the Series A Preferred Shares held by any holder shall be limited to the Maximum Form A Approval Voting Rights Percentage.

          (c) Until such time as the approval of the shareholders of the Company relating to the Transactions shall have been received by the Company, the total voting rights of the Series A Preferred Shares held by any holder shall be limited to the Maximum Shareholders Approval Voting Rights Percentage.

          "Maximum Form A Approval Voting Rights Percentage" means, with respect
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to any holder, a percentage of the total voting power of the Company equal to
(A) the product of (i) 9.9% and (ii) a fraction, the numerator of which is the number of Series A Preferred Shares held by such holder and the denominator of which is the sum of (x) the aggregate number of issued and outstanding Series A Preferred Shares held by such holder, (y) the number of

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Common Shares of the Company issued to such holder as a result of conversion of the Convertible Exchangeable Debentures and (z) in the case of Series A Preferred Shares held by a holder that holds Warrants, the number of Common Shares of the Company issued or issuable to such holder upon exercise of such Warrants minus (B) the percentage of the total voting power of the Company
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represented by the securities of the Company (other than the Transaction
Securities) then held by such holder.

          "Maximum Shareholders Approval Voting Rights Percentage" means, with
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respect to any holder, a percentage of the total voting power of the Company equal to the product of (i) 19.9% and (ii) a fraction, the numerator of which is the number of Series A Preferred Shares held by such holder and the denominator of which is the sum of (x) the aggregate number of issued and outstanding Series A Preferred Shares, (y) the number of Common Shares of the Company issued as a result of conversion of the Convertible Exchangeable Debentures and (z) the number of Common Shares of the Company issued or issuable upon exercise of the Warrants.

          "Transaction Securities" means, collectively, the Convertible
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Exchangeable Debentures, the Series A Preferred Shares, the Common Shares of the
Company issued or issuable upon conversion of the Convertible Exchangeable Debentures, the Warrants and the Common Shares of the Company issued or issuable upon exercise of the Warrants.

          "Warrants" means the warrants issued by the Company in connection with
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the issuance of Convertible Exchangeable Debentures.

          (d) So long as Series A Preferred Shares are outstanding, the Company shall not without first obtaining the approval of the holders of at least a majority of the then outstanding Series A Preferred Shares alter or change the rights, preferences or privileges of the Series A Preferred Shares so as to affect adversely the holders thereof.

          (e) Any holder of Series A Preferred Shares may irrevocably appoint a proxy and in such case (i) such proxy shall be irrevocable in accordance with the terms of the instrument of appointment, (ii) the holder of such proxy shall be the only person entitled to vote the relevant shares at any meeting at which such holder is present and (iii) the Company shall be obliged to recognize the holder of such proxy until such time as such holder shall notify the Company in writing that such proxy is no longer in force.

          6.   Redemption. (a) Immediately upon the conversion, exchange,
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redemption or other repayment or retirement of Debentures to which Series A
Preferred Shares are attached, such Series A Preferred Shares (but only such shares) shall automatically be redeemed and shall lose all rights as to voting, liquidation preference or otherwise without any further action by the holders of such shares and whether or not the certificates representing

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such shares are surrendered to the Company or its transfer agent, and thereafter such Series A Preferred Shares (but only such shares) shall have no attributes whatsoever.

          (b) Upon the conversion, exchange, redemption or other repayment or retirement of Debentures to which Series A Preferred Shares are attached, the holders of such Series A Preferred Shares shall, concurrently with the surrender of Debentures, surrender the certificates representing such Series A Preferred Shares at the office of the Company or of its transfer agent.

          (c) The Series A Preferred Shares shall not be redeemable at the option of the Company at any time.

          7.   No Impairment. The Company will not, by amendment of this
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Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

          Transfer Restrictions. (a) The Series A Preferred Shares shall only be
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transferred or assigned as part of a unit and may not be transferred or assigned separate from an amount of Convertible Exchangeable Debentures representing the same percentage of the total principal amount of outstanding Convertible Exchangeable Debentures that the number of Series A Preferred Shares proposed to be transferred or assigned represents of the total number of outstanding Series
A Preferred Shares.

          (b)  The Series A Preferred Shares shall bear the following legends:

               "THE PREFERRED SHARES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, CONSISTING OF CONVERTIBLE EXCHANGEABLE DEBENTURES DUE 2006 (THE "DEBENTURES") OF MUTUAL RISK MANAGEMENT LTD. ("MRM") AND SERIES A PREFERRED SHARES OF MRM. THE SERIES A PREFERRED SHARES OF MRM EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, DEBENTURES REPRESENTING THE SAME PERCENTAGE OF THE TOTAL PRINCIPAL AMOUNT OF OUTSTANDING DEBENTURES THAT THE NUMBER OF SERIES A PREFERRED SHARES PROPOSED TO BE TRANSFERRED OR ASSIGNED REPRESENTS OF THE

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          TOTAL NUMBER OF OUTSTANDING SERIES A PREFERRED SHARES.

               THE PREFERRED SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

          8.   Bye-Laws. This Certificate of Designations shall be attached to
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the Bye-Laws of the Company and shall become incorporated in such Bye-Laws.